                                                                    EXHIBIT 2.02


                     STOCK PURCHASE AND EXCHANGE AGREEMENT

     This Stock Purchase and Exchange Agreement (this "Agreement") is made and entered into as of December 17, 1999 (the "Agreement Date") by and among SNOWBALL.COM, INC., a Delaware corporation ("Snowball"), EXTREME INTERACTIVE MEDIA, INC., an Oklahoma corporation ("Extreme") and all of the security holders of Extreme (each a "Shareholder," and collectively, the "Shareholders"), and only for the purposes of Sections 6 and 7, James U. White, Jr. (the "Shareholder Representative"). The names and addresses of each Shareholder, and the shares of Extreme Stock (as defined below) owned by each Shareholder, are set forth on Exhibit A attached hereto.
---------

                                   RECITALS

     A. The Shareholders now own, and will own as of the Closing Date (as defined below) all of the Extreme Stock.

     B. The parties intend that, subject to the terms and conditions of this Agreement, Snowball will purchase all of the Extreme Stock from the Shareholders in exchange for the consideration described herein so that Snowball shall acquire and own, as of the Closing Date, all of the issued and outstanding securities of Extreme.

     C. The representations and warranties of Extreme and the Shareholders herein are a material inducement to Snowball to enter into this Agreement.

     NOW, THEREFORE, the parties hereby agree as follows:

     1.   CERTAIN DEFINITIONS

          As used in this Agreement, the following terms will have the meanings set forth below. Other defined terms are set forth in context in the text.

          1.1  "Cash Consideration" shall mean $1 million in cash.

          1.2 "Contingent Amount" shall mean up to $3.5 million in cash, subject to adjustment pursuant to Section 2.4.

          1.3 "Earn-Out Period" means the twelve-month period beginning on February 1, 2000 and ending on January 31, 2001.

          1.4  "Earned Amount" means the Earned Amount reflected on Exhibit D
                                                                    ---------
with regard to a particular Page View Milestone.

          1.5 "Extreme Ancillary Agreements" means, collectively, each agreement, certificate or document (other than this Agreement) which Extreme is to enter into as a party thereto, or is to otherwise execute and deliver, pursuant to or in connection with this Agreement.

          1.6 "Extreme Derivative Securities" means, collectively: (a) any warrant, option, right or other security that entitles the holder thereof to purchase or otherwise acquire any shares of the share capital of Extreme (collectively, "Extreme Stock Rights"); (b) any note, debenture, evidence of indebtedness, stock or other security of Extreme that is convertible into or exchangeable for any shares of the share capital of Extreme of any class or series or any Extreme Stock Rights (each, an "Extreme Convertible Security"); and (c) any warrant, option, right, note, evidence of indebtedness, stock or other security that entitles the holder thereof to purchase or otherwise acquire any Extreme Stock Rights or any Extreme Convertible Security.

          1.7 "Extreme Stock" means all of the issued and outstanding shares of the share capital of Extreme.

          1.8 "Page View" means a single access by a user to any page on any of the Sites but only if such page generates a third-party ad banner served.

          1.9 "Page View Milestones" means those levels of aggregate monthly Page Views of the IGN Wrestling Channel (excluding present or future IGN wrestling affiliates) and the Sites set forth on Exhibit D; provided, however,
                                                 ---------  --------  -------
that in each case Page Views will be counted in assessing achievement of a particular Page View Milestone only to the extent that the Page Views for the applicable month are derived at least sixty-six and two-thirds percent (66 2/3%) from Sites operated by Snowball constituting the IGN Wrestling Channel and Sites owned by Extreme and not from Sites owned by Extreme's Permitted Affiliates or by present or future IGN wrestling affiliates.

          1.10 A Shareholder's "Percentage Interest" means, with respect to each Shareholder, the percentage of the total amount of Extreme Stock owned by all the Shareholders that is owned by such Shareholder. Each Shareholder's Percentage Interest is set forth opposite such Shareholder's name on Exhibit A
                                                                     ---------
under the column titled "Percentage Interest". For purposes of computing the Percentage Interest of Robert L. Gruenewald and Matt B. Myers, assignees of certain Shareholders of consideration to be received pursuant to this Agreement in exchange for termination of their options to acquire Extreme Stock, the assigned consideration shall be included on Exhibit A, and otherwise Messrs.
                                            ---------
Gruenewald and Myers shall each be treated for all purposes under this Agreement as Shareholders.

          1.11 "Permitted Affiliate" means any entity listed on Exhibit C which
                                                                ---------
is on the Closing Date (or by close of business on December 24th, 1999, such unsigned affiliates being notated as such) a party to an affiliate agreement with Extreme specifying that Extreme may count such traffic to such affiliate's site in a consolidation or other similar measurement of Internet or website traffic to such site.

          1.12 "Promissory Notes" means a series of promissory notes of Snowball, each in substantially the form attached hereto as Exhibit H, which
                                                            ---------
together have an original aggregate principal amount of $250,000.

          1.13 "Purchase Price" means, collectively: (a) the Snowball Shares;
(b) the Cash Consideration; (c) the Contingent Amount and (d) the Promissory Notes.

          1.14 "Shareholder Ancillary Agreements" means, collectively, the certificates representing the outstanding shares of Extreme Stock together with the Stock Powers related thereto, IRS Form W-8 or Form W-9 and each other agreement, certificate or document (other than this Agreement) which a Shareholder is to enter into as a party thereto, or is to otherwise execute and deliver, pursuant to or in connection with this Agreement.

          1.15 "Sites" means those sites on the World Wide Web owned by Extreme on the Closing Date or by each Permitted Affiliate and those sites owned by Snowball constituting the IGN Wrestling channel, excluding all present and future wrestling related sites of affiliates of Snowball (other than Extreme).

          1.16 "Snowball Shares" means 75,000 shares of Common Stock $0.001 par value per share, of Snowball, subject to adjustment as provided in Section 2.5.

          1.17 "Snowball Derivative Securities" means, collectively: (a) any warrant, option, right or other security that entitles the holder thereof to purchase or otherwise acquire any shares of the share capital of Snowball (collectively, "Snowball Stock Rights"); (b) any note, debenture, evidence of indebtedness, stock or other security of Snowball that is convertible into or exchangeable for any shares of the share capital of Snowball of any class or series or any Snowball Stock Rights (each, a "Snowball Convertible Security"); and (c) any warrant, option, right, note, evidence of indebtedness, stock or other security that entitles the holder thereof to purchase or otherwise acquire any Snowball Stock Rights or any Snowball Convertible Security.

          1.18 "Validated Milestone" means with regard to a particular Page
View Milestone, a Page View Milestone which is achieved in any particular month and either (a) the monthly Page Views for the immediately prior month are no less than 95% of the monthly Page Views for such month or (b) the monthly Page Views for any subsequent month are no less than 95% of the monthly Page Views for such month, provided, that, with regard to each month mentioned in clauses
                --------  ----
(a) and (b), Page Views will be counted in assessing validation of a particular Page View Milestone only to the extent that the Page Views for the applicable month are derived at least sixty-six and two-thirds percent (66 2/3%) from Sites operated by Snowball constituting the IGN Wrestling Channel and Sites owned by Extreme and not from Sites owned by Extreme's Permitted Affiliates or by present or future IGN wrestling affiliates

     2.   SALE AND PURCHASE OF THE EXTREME STOCK

          2.1  Sale and Delivery of the Extreme Stock. Subject to the terms and
               --------------------------------------
conditions of this Agreement, at the Closing, each of the Shareholders hereby agrees to sell, assign, transfer and convey to Snowball, and Snowball agrees to purchase, all Extreme Stock owned by such Shareholder as of the Closing and all right, title and interest thereto, including without limitation any cause of action arising out of the acquisition or ownership by such Shareholder of such Extreme Stock, in exchange for Snowball's payment to such Shareholder of each such Shareholder's respective portion of the consideration specified in Section
2.2 below. Each Shareholder agrees to deliver to Snowball at the Closing all the share certificates and any other documents representing the Extreme Stock ("Extreme Certificates") owned by such Shareholder at the Closing, accompanied by a stock power for each such Extreme Certificate, duly executed in blank, in substantially the form of Exhibit B attached hereto
                                                     ---------
(the "Stock Power"). The sale by the Shareholders and Snowball's purchase of the Extreme Stock pursuant to this Agreement is sometimes referred to as the "Purchase Transaction".

          2.2  Payment of the Purchase Price.
               -----------------------------

               (a)  Total Amounts Payable at Closing. Subject to the terms and
                    --------------------------------
conditions of this Agreement, Snowball hereby agrees to pay (or deliver, in the case of the Promissory Notes) to the Shareholders in the aggregate at the Closing a total amount equal to the Purchase Price minus the Contingent Amount
                                                   -----
minus the Snowball Shares (such total net amount delivered at Closing being
-----
referred to herein as the "Closing Payment").

               (b)  Payments to Each Shareholder at Closing. The Closing Payment
                    ---------------------------------------
shall be allocated among and paid (or delivered) to each of the Shareholders as set forth on Exhibit A. A portion of the closing payment totalling $350,000 for Al Isaacs, Barbara Bistrowitz, and Remigio Arteaga shall be paid directly to said individuals via wire transfer. The remaining portion of the closing payment ($650,000) for all remaining shareholders shall be paid to the trust account of White, Coffey, Galt and Fite, P.C. via wire transfer for distribution to the remaining shareholders.

          2.3  The Closing.  The consummation of the Purchase Transaction
               -----------
pursuant to this Agreement (the "Closing") will take place at the offices of Fenwick & West LLP, 275 Battery Street, Suite 1500, San Francisco, CA 94111 on December 17, 1999, at 10:00 a.m. local time, or at such other place or on such other date and/or time as Snowball and Extreme shall agree in writing (such date, the "Closing Date"). The parties agree that facsimile signatures will be deemed the same as original signatures with respect to all documents delivered at the Closing.

          2.4  Contingent Amount.
               -----------------

               (a)  Earning of Validated Milestone Payments. On and after the
                    ---------------------------------------
Closing, subject to the terms and conditions of this Section 2.4, Snowball shall pay to each Shareholder in accordance with their Percentage Interest that portion of the Contingent Amount related to each level of Validated Milestones when, if and as earned during the Earn-Out Period according to the following provisions:

                    (i) beginning with February 2000 and continuing monthly through the Earn-Out Period (unless all Contingent Amounts are earned earlier), Snowball will cause to be audited by an independent third-party the Page Views for each Site during the preceding month (or subsequent month, as the case may be pursuant to Section 1.18 hereof) and deliver a report to the Shareholder Representative, certified by the independent auditor, within thirty (30) days after the end of such month.. Within ten (10) days after delivery of each audit showing the achievement of a Validated Milestone, Snowball shall pay the Earned Amount reflected on Exhibit A in connection with such Validated Milestone (or
                    ---------
the entire remaining Contingent Amount, if less than the Earned Amount with regard to such Validated Milestone).

                    (ii) upon the achievement of each Validated Milestone, all Page View Milestones related to Page View levels less than that related to such Validated Milestone shall be considered Validated Milestones and all Earned Amounts attributable to such other deemed Validated Milestones shall, to the extent they have not already been paid, be payable in accordance with Section 2.4(a)(i). Each Page View Milestone may become a Validated Milestone (and the corresponding Earned Amount related to such Validated Milestone paid) only once.

               (b)  Restrictions on Disaffiliations. In connection with
                    -------------------------------
Extreme's Permitted Affiliates, from and after the Closing during the term of each affiliate agreement between Extreme and a Permitted Affiliate, Snowball agrees that it will not cause any affiliate agreement between a Permitted Affiliate and Extreme (or its permitted assignee) to terminate or cause any Permitted Affiliate to cease to perform its obligations thereunder, whether or not the affiliate agreement between Extreme and such Permitted Affiliate is terminable at will (with or without the giving of advance notice), unless such Permitted Affiliate has committed a material breach of the affiliate agreement which remains uncured for thirty (30) days after notice thereof from Extreme or Snowball to such Permitted Affiliate.

          2.5  Verification of Page View Rates; Adjustment to Snowball Shares.
               --------------------------------------------------------------

               (a) Snowball shall withhold the Snowball Shares from delivery at the Closing as security for any shortfall in the period beginning January 9, 2000 at 12:00 am and ending February 7, 2000 at 11:59pm, in the aggregate number of Page Views for all Sites owned by Extreme on the Closing Date (and for this purpose, no Site shall be considered which is either the site of an affiliate of Extreme or the IGN Wrestling site operated by Snowball) below nine million eight hundred thousand (9,800,000). After verification of the aggregate number of Page Views for such Sites from January 9, 2000 through February 7, 2000, Snowball shall deliver to each Shareholder that portion of the Snowball Shares, if any, as determined in accordance with this Section 2.5 within five (5) business days of the delivery of the January Report set forth below. Any Snowball Shares to be delivered in accordance with this Section 2.5 shall be allocated among the Shareholders in accordance with each Shareholder's Percentage Interest and evidenced by certificates in the name of such Shareholders evidencing in each case the Shareholder's Percentage Interest in the Snowball Shares actually deliverable, provided, that Snowball shall not issue any fractional shares in
             --------
connection with such deliveries but shall, instead, deliver a check to each Shareholder for each Shareholder who would otherwise be entitled to a fractional Snowball Share equal to the product of such fractional share multiplied by Thirty Dollars ($30.00).

               (b) Within thirty (30) business days after the end of the period from January 9, 2000 through February 7, 2000, Snowball shall determine the actual aggregate number of actual Page Views for all Sites owned by Extreme on the Closing Date (and for this purpose, no Site shall be considered which is either the site of an affiliate of Extreme or the IGN Wrestling site operated by Snowball) and report in a certificate verified by an officer of Snowball and delivered to the Shareholder Representative the actual aggregate number of Page Views for the period from January 9, 2000 through February 7, 2000 for such Sites (the "January Report").

                    (i) If the January Report reveals that the actual aggregate number of Page Views for such Sites equals or exceeds nine million eight hundred thousand (9,800,000) Page Views, then all Snowball Shares shall be delivered to the Shareholder Representative for distribution to the Shareholders as set forth in Section 2.5(a).

                    (ii) If the January Report reveals that the aggregate number of Page Views for such Sites is less than nine million eight hundred thousand (9,800,000) Page Views, then the number of Snowball Shares shall be reduced by subtracting therefrom a quotient (rounded up to the nearest whole number), (1) the numerator of which is (x) the difference between nine million eight hundred thousand (9,800,000) and the actual aggregate number of Page Views for such Sites from the period of January 9, 2000 through February 7, 2000, multiplied by
                                                                   -------------
(y) thirty-five cents ($0.35) and (2) the denominator of which is Thirty Dollars ($30.00), and Snowball shall deliver the remaining Snowball Shares after such reduction to the Shareholder Representative for distribution to the Shareholders as set forth in Section 2.5(a).

          2.6  Marketing Support. Following the Closing and for a period ending
               -----------------
January 31, 2001, Snowball will provide marketing and promotional services and support to the Sites consistent with Snowball's support for other IGN properties.

          2.7  Further Assurances. If, at any time after the Closing, Snowball
               ------------------
considers or is advised that any further instruments, deeds, assignments or assurances are reasonably necessary to consummate or perfect the Purchase Transaction as contemplated hereby or any of the other transactions contemplated hereby or to carry out the purposes and intent of this Agreement, then Snowball, Extreme and their respective officers and directors may, and each Shareholder requested to do so by Snowball shall, promptly execute and deliver all such proper instruments, deeds, assignments and assurances and do all other things reasonably necessary to consummate or perfect the sale and transfer of the Extreme Stock to Snowball as contemplated hereby and any of the other transactions contemplated hereby and to carry out the purposes and intent of this Agreement, in the name of Extreme or otherwise.

          2.8  Waiver and Release. Each of the Shareholders hereby disclaims,
               ------------------
waives and releases all right, title and interest in and to (of record or beneficially), and any claims (legal or equitable) to, any and all Extreme Stock and any and all Extreme Derivative Securities, other than to the shares of
                                               ----- ----
Extreme Stock listed opposite such Shareholder's name on Exhibit A. Each of the
                                                         ---------
Shareholders hereby releases Snowball and Extreme from any and all debts, liabilities, obligations, other than Purchase Price, claims and causes of
                          ----- ----
action, other than claims or causes of action based on, related to or arising
        ----- ----
from a breach by Snowball of this Agreement or any Shareholder's Ancillary Agreements or Snowball Ancillary Agreements, which such Shareholder now has, ever has had, or ever claims to have had, that are based on, related to or arising from (a) ownership of any right, title and interest in and to any Extreme Stock or any Extreme Derivative Securities, (b) rights to equity ownership of Extreme or equity interests in Extreme; (c) rights to equity based appreciation in the value of Extreme; (d) any other legal, economic or beneficial interest in Extreme or its business; (e) any right such Shareholder may have had to exercise any preemptive right, right of first refusal or similar rights, voting rights or registration rights of any kind; and/or (f) any promises, covenants, contracts or representations with respect to the matters referred to in clauses (a), (b), (c), (d) or (e) above, other than
                                                                    ----- ----
the shares Extreme Stock listed opposite such Shareholder's name on Exhibit A.
                                                                    ---------

          2.9  Financial Statements Consent; Audited Interim Financial
               -------------------------------------------------------
Statements. In connection with the Closing, Extreme (or within three (3)
----------
business days after the Closing, the Shareholder Representative) will cause Extreme's public accountants to deliver a consent to Snowball for its benefit in compliance with applicable Regulations of the Securities and Exchange Commission (the "Commission") authorizing Snowball to incorporate its opinion with regard to Extreme's audited Financial Statements referred to in Section 4.10 hereof in registration statements which Snowball may file with the Commission. In addition, on or before January 15, 2000, the Shareholder Representative shall cause such public accountants to prepare and deliver to Extreme an audited balance sheet dated as of the Closing Date, and an audited income statement of Extreme from October 1, 1999 through the Closing Date.

     3.   REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF THE SHAREHOLDERS

          Each of the Shareholders hereby represents and warrants to Snowball that all the statements set forth below in this Section 3 are true, correct and complete as of the Agreement Date and will be true, correct and complete as of the Closing Date:

          3.1  Organization of Certain Shareholders. If such Shareholder is a
               ------------------------------------
corporation, partnership, limited liability company, trust or other entity, such Shareholder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and the individual signing this Agreement and/or any of the Shareholder Ancillary Agreements on behalf of such Shareholder is a duly authorized representative of such Shareholder who has valid authority to execute and deliver this Agreement and such Shareholder Ancillary Agreements on behalf of such Shareholder.

          3.2  Authorization of Transactions. Such Shareholder has full power,
               -----------------------------
capacity and authority to execute and deliver this Agreement and the Shareholder Ancillary Agreements, and to perform its obligations hereunder and thereunder. This Agreement and the Shareholder Ancillary Agreements are, or when executed by the Shareholder will be, valid and binding obligations of such Shareholder, enforceable against such Shareholder in accordance with their respective terms, subject to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally, and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

          3.3  Extreme Stock. Such Shareholder owns of record and beneficially,
               -------------
and has good, valid and marketable title to, all of the shares of Extreme Stock set forth opposite such Shareholder's name on Exhibit A, free and clear of any
                                              ---------
restrictions on transfer (other than restrictions imposed by applicable securities laws, if any), taxes, security interests, liens, pledges, mortgages, charges, encumbrances, options, warrants, purchase rights, contracts, commitments, calls, equities, claims and demands. Such Shareholder does not own, of record or beneficially, any Extreme Stock except as specified in Exhibit A
                                                                    ---------
or any Extreme Derivative Securities. Such Shareholder is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any share capital of Extreme or the registration of any shares of share capital of Extreme.

          3.4  Disclosure of Information. Such Shareholder has received or has
               -------------------------
had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Snowball Common Stock to be acquired by such Shareholder under this Agreement (the "Snowball Securities"). Such Shareholder further has had an opportunity to ask questions and receive answers from Snowball, the Purchaser Representative, Extreme and Extreme's management regarding the terms and conditions of the Purchase Transaction and to obtain additional information (to the extent Snowball possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to such Shareholder or to which such Shareholder had access.

          3.5  Investment Experience. Such Shareholder understands that the
               ---------------------
acquisition of the Snowball Securities involves substantial risk. Such Shareholder individually or together with his or her Purchaser Representative has experience as an investor in securities of companies in the development stage and acknowledges that such Shareholder is able to fend for itself, can bear the economic risk of such Shareholder's investment in the Snowball Securities and individually or together with his or her Purchaser Representative has such knowledge and experience in financial or business matters that such Shareholder is capable of evaluating the merits and risks of this investment in the Snowball Securities and protecting its own interests in connection with this investment. The Purchaser Representative has received no remuneration from Snowball in connection with such advice.

          3.6  Investment Representations. Each Shareholder hereby agrees,
               --------------------------
represents and warrants as follows:

               (a)  Acquisition for Own Account. The Snowball Securities to be
                    ---------------------------
acquired by such Shareholder hereunder will be acquired for investment for such Shareholder's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and such Shareholder has no present intention of selling, granting any participation in, or otherwise distributing the same. If not an individual, such Shareholder also represents that such Shareholder has not been formed for the specific purpose of acquiring Snowball Securities.

               (b)  Rule 504. Each Shareholder understands and agrees that the
                    --------
Snowball Shares are being issued by Snowball in reliance on Rule 504 of Regulations D promulgated under the Securities Act and that it is the intention of Snowball that the Snowball Shares not be restricted securities as defined under the Securities Act. Each Shareholder understands the provisions of Rule 504, after having sought and obtained such legal advice as Shareholder deemed necessary. Shareholder further understands and agrees that the availability of resale of any Snowball Shares without registration under the Securities Act is subject to the continued availability of Rule 504. Such availability is subject to a number of factors, some of which may arise after the Closing Date, including without limitation, issuance of additional securities by Snowball under Section 3(b) of the Securities Act which together with this issuance of the Snowball Shares may exceed limits contained in Regulation D. Each Shareholder further understands that Snowball is under no obligation to refrain from issuing additional shares of its capital stock pursuant to Section 3(b) or Regulation D.

               (c)  Restricted Securities. Each Shareholder understands that if
                    ---------------------
Rule 504 is not available for the issuance of the Snowball Shares, such shares will be characterized as "restricted securities" under the Securities Act inasmuch as they are being acquired from Snowball in a transaction not involving a public offering and that under the Securities Act and applicable regulations thereunder such securities would be able to be resold without registration under the Securities Act only in certain limited circumstances. In this connection, such Shareholder represents that such Shareholder is familiar with Rule 144 of the U.S. Securities and Exchange Commission, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Such Shareholder understands that Snowball is under no obligation to register any of the Snowball Securities acquired hereunder. Such Shareholder understands that no public market now exists for any of the Snowball Securities and that it is uncertain whether a public market will ever exist for the Snowball Securities.

               (d)  Further Limitations on Disposition. Without in any way
                    ----------------------------------
limiting the representations set forth above, such Shareholder further agrees not to make any disposition of all or any portion of the Snowball Securities unless and until: (i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or (ii) such Shareholder shall have notified Snowball of the proposed disposition and shall have furnished Snowball with a statement of the circumstances surrounding the proposed disposition, and if Snowball shall indicate that the Snowball Shares are "restricted securities" under the Securities Act in response to such notice, Shareholder shall also furnish to Snowball, at the expense of such Shareholder or its transferee, an opinion of counsel, reasonably satisfactory to Snowball, that such disposition will not require registration of such securities under the Securities Act.

               (e)  Legends. Each Shareholder understands and agrees that the
                    -------
certificates evidencing the Snowball Securities will bear the legend set forth below and any legend required by state securities laws, in addition to any legend required by the Certificate of Incorporation or Bylaws of Snowball and by any agreement between the issuer and the holder thereof:

                    The securities represented hereby have not been registered under the Securities Act of 1933, as amended (the "Act"), or under the securities laws of certain states. These securities may be subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Act and the applicable state securities laws, pursuant to registration or exemption therefrom. investors should be aware that they may be required to bear the financial risks of this investment for an indefinite period of time. The issuer of these securities may require an opinion of counsel in form and substance satisfactory to the issuer to the effect that any proposed transfer or resale is in compliance with the Act and any applicable state securities laws.

The legend set forth above shall be removed by Snowball from any certificate evidencing Snowball Securities; and no opinion of counsel will be required in connection with the transfer of Snowball Securities: (i) to the extent that Snowball reasonably determines, at the time of request for transfer of the Snowball Securities that such securities are not "restricted securities" under the Securities Act; or (ii) except as set forth in clause (i), (A) to the extent that such Snowball Securities are held by nonaffiliates of Snowball and may, in Snowball's reasonable opinion, all be sold within a three month period in accordance with Rule 144 promulgated under the Act; or (B) upon delivery to Snowball of an opinion by counsel, reasonably satisfactory to Snowball, that a registration statement under the Securities Act is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which Snowball issued the Snowball Securities.

               (f)  Market Standoff. Each Shareholder agrees that such
                    ---------------
Shareholder shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Snowball Securities for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed one hundred eighty (180) days following the effective date of a registration statement of Snowball filed under the Securities Act; provided that (i) such agreement shall apply only to the
                --------
Company's initial public offering of its Common Stock pursuant to an effective registration statement under the Securities Act, and (ii) all officers and directors of Snowball enter into similar agreements. Each Shareholder agrees to execute and deliver such other agreements as may be reasonably requested by Snowball or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto.

     4.   REPRESENTATIONS AND WARRANTIES OF EXTREME

          Extreme hereby represents and warrants to Snowball that the statements set forth below in this Section 4 are true, correct and complete as of the Agreement Date and will be true, correct and complete as of the Closing Date, except as is otherwise expressly set forth in the Extreme Disclosure Schedule attached as Exhibit E hereto (the "Extreme Disclosure Schedule"), which
            ---------
statements in such Extreme Disclosure Schedule shall be deemed to be representations and warranties made by Extreme under this Section 4:

          4.1  Organization and Good Standing. Extreme is a corporation duly
               ------------------------------
organized, validly existing and in good standing under the laws of Oklahoma. Extreme has the power and authority to own, operate and lease its respective properties and to carry on its business as now conducted and as proposed to be conducted, and is duly qualified to transact business as a foreign corporation in each jurisdiction in which such qualification is required.

          4.2  Power, Authorization and Validity. Extreme has the right, power,
               ---------------------------------
legal capacity and authority to enter into, execute, deliver and perform its obligations under this Agreement and all Extreme Ancillary Agreements and Extreme has all requisite power and authority to consummate all of the transactions contemplated by this Agreement and by all Extreme Ancillary Agreements. The execution, delivery and performance of this Agreement and each of the Extreme Ancillary Agreements by Extreme have been duly and validly approved and authorized by all necessary action on the part of Extreme's board of directors and shareholders. This Agreement and the Extreme Ancillary Agreements are, or when executed by Extreme will be, valid and binding obligations of Extreme enforceable in accordance with their respective terms, subject to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally, and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

          4.3  Capitalization of Extreme.
               -------------------------

               4.3.1  Outstanding Stock. The authorized share capital of Extreme
                      -----------------
consists entirely of 500,000 shares of Common Stock, $0.10 par value per share, of which 100,000 shares are issued and outstanding, and now owned and held (and all of which shares will at the Closing be owned and held) only by the Shareholders listed on Exhibit A. No other whole or fractional shares of
                       ---------
capital stock of Extreme are (or will at Closing be) authorized, issued or outstanding. All issued and outstanding shares of Extreme Stock have been duly authorized and validly issued, are fully paid and nonassessable, are not subject to any claim, lien, preemptive right, or right of rescission, and have been offered, issued, sold and delivered by Extreme (and, if applicable, transferred) in compliance with all requirements of applicable law (including federal and state securities laws), Extreme's Articles of Incorporation and Bylaws and all agreements to which Extreme is a party. Extreme has no liability for any dividends declared or accrued but unpaid.

               4.3.2  No Options, Warrants or Rights. As of the Agreement Date,
                      ------------------------------
there are (and as of the Closing Date there will be) no Extreme Derivative Securities outstanding. No shares of Extreme Stock are reserved for issuance under any stock purchase, stock option or other benefit plan.

               4.3.3  No Voting or Other Arrangements. Upon Closing, there will
                      -------------------------------
be no voting agreements, voting trusts, rights of repurchase, rights of first refusal or other restrictions applicable to any of Extreme's outstanding securities or to the sale of any shares of Extreme Stock to Snowball hereunder.

          4.4  Subsidiaries. Extreme has no subsidiaries and no interest,
               ------------
direct or indirect, in any corporation, partnership, limited liability company, joint venture or other business entity.

          4.5  No Violations. Neither the execution and delivery of this
               -------------
Agreement or any Extreme Ancillary Agreement, nor the consummation of the Purchase Transaction or any of the other transactions contemplated hereby or thereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of: (i) any provision of the Articles of Incorporation or Bylaws of Extreme as currently in effect; (ii) to Extreme's knowledge, any federal, state, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to Extreme or the assets or properties of Extreme; or (iii) any Extreme Agreement (as defined in Section 4.11).

          4.6  Litigation. There is no action, suit, arbitration, mediation,
               ----------
proceeding, claim or investigation pending against Extreme (or against any officer or director of Extreme) before any court, administrative agency or arbitrator, nor, to the best of Extreme's knowledge, has any such action, suit, proceeding, arbitration, mediation, claim or investigation been threatened, nor to the best of Extreme's knowledge is there any basis for any person, firm, corporation or other entity, to assert a claim against Extreme. There is no judgment, decree, injunction, rule or order of any governmental entity or agency, court or arbitrator outstanding against Extreme.

          4.7  Taxes. Extreme has: (a) timely filed all national, state, local
               -----
and foreign tax returns required to be filed by it; (b) timely paid all taxes required by such tax returns to be paid by it in respect of all periods for which returns have been filed; (c) has timely withheld and paid to the appropriate taxing authorities all taxes and other payments required to be withheld by it from salaries and other compensatory payments paid or payable by it to employees or other service providers paid or payable by it; (d) timely made all necessary estimated tax payments; and (e) no material liability for taxes. Extreme has not received any notification that any issues have been raised (and are currently pending) by any taxing authority (including but not limited to any income, franchise, sales or use tax authority) regarding Extreme.

          4.8  Liabilities. Extreme has no debt, liability or obligation of any
               -----------
nature (whether intercompany or owed to third parties), whether accrued, absolute, contingent or otherwise, and whether due or to become due, except for those shown on the Financial Statements (as defined in Section 4.10), or in excess of $10,000 alone as set forth on Section 4.8 to the Extreme Disclosure
                                        -----------
Schedule.

          4.9  Assets.
               ------

               4.9.1  Assets Generally. Section 4.9 to the Extreme Disclosure
                      ----------------  -----------
Schedule lists all of the tangible and intangible assets of Extreme, including without limitation all Extreme IP Rights and each URL (collectively, the "Assets"). Extreme has good and marketable title to the Assets, free and clear of all liens, mortgages, security interests, claims, charges, restrictions or encumbrances. All tangible Assets are in good condition and repair, normal wear and tear excepted, and all leases of real or personal property to which Extreme is a party are fully effective and afford Extreme peaceful and undisturbed possession of the real or personal property, as the case may be, that is the subject of the lease. Extreme does not own any real property. Extreme will, prior to the Closing, assign to a liquidating trustee all cash and accounts receivable of Extreme arising before the Closing and certain tangible property as designated on Section 4.9 of the Extreme Disclosure Schedule.
                 -----------

               4.9.2  Database. In addition, the hardware and software which
                      --------
relate to the operation of the Sites owned by Extreme are in good working order as currently configured and will be operable, without anything other than minor maintenance, for a period of ninety (90) days following the Closing; provided,
                                                                     --------
however, Extreme makes no representation or warranty regarding any modifications
-------
or other changes to any such Site or such hardware or software implemented by Snowball or its agents or independent contractors after the Closing Date, or the continued operation of such Sites following the Closing as a result of such modifications or other changes during such ninety (90) day period.

          4.10 Financial Statements; Absence of Certain Changes.
               ------------------------------------------------

               (a)  Attached to this Agreement as Exhibit F is an audited
                                                  ---------
balance sheet of Extreme dated September 30, 1999, and an audited income statement of Extreme from inception (July 2, 1998) through September 30, 1999 ("Balance Sheet Date") (all such financial statements being collectively referred to herein as the "Financial Statements"). The Financial Statements (i) are in accordance with the books and records of Extreme, (ii) are true, correct and complete and present fairly in all material respects the financial condition of Extreme at the date or dates therein indicated and the results of operations for the period or periods therein specified, and (iii) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved.

               (b) Since the Balance Sheet Date, there has not been with respect to Extreme: (i) any material adverse change in the condition (financial or otherwise), properties, assets, liabilities, businesses, operations, results of operations or prospects of Extreme; (ii) material damage, destruction or loss of any Asset, whether or not covered by insurance; or (iii) agreement or arrangement made by Extreme to take any action which, if taken prior to the Agreement Date, would have made any representation or warranty of Extreme or the Shareholders set forth in this Agreement untrue or incorrect.

          4.11 Contracts and Commitments. Section 4.11 to the Extreme Disclosure
               -------------------------  ------------
Schedule sets forth a list of each of the written or oral contracts, agreements, commitments or other instruments to which Extreme is a party or to which Extreme or any of its assets or properties is bound (collectively, the "Extreme Agreements"). A copy of each such agreement or document has been delivered to Snowball. Except as provided in Section 4.11 of the Extreme Disclosure Schedule,
                                ------------
no consent or approval of any third party is required to ensure that following the Closing each Extreme Agreement shall continue to be in full force and effect without any breach or violation thereof caused by virtue of the transactions contemplated hereby, and each affiliate agreement between Extreme and an affiliate is assignable by Extreme without the consent of such affiliate. Extreme is not in breach or default of, and has not breached or been in default of, any Extreme Agreement and Extreme has not received any notice from any other party to an Extreme Agreement alleging such breach or default.

          4.12 Intellectual Property.
               ---------------------

               4.12.1 Extreme owns, or has the irrevocable right to use, sell or license all Intellectual Property Rights (as defined below) necessary or required for the conduct of its business as presently conducted and as presently proposed to be conducted (such Intellectual Property Rights being hereinafter collectively referred to as the "Extreme IP Rights"). Extreme is the legal and beneficial owner of all rights, including all Intellectual Property Rights, in and to the Assets.

               4.12.2 Extreme has not violated, and the conduct of its business and use, marketing, sale or distribution of any Asset does not violate, any license or agreement between Extreme and any third party or infringe or misappropriate any Intellectual Property Right of any third party. Extreme has not received any notice asserting any such violation, infringement or misappropriation or any conflict with the rights of any other party, and, to the best knowledge of Extreme, there is no basis for any such assertion. To the best knowledge of Extreme, no employee or agent of or consultant to Extreme is in violation of any term of any third party employment, nondisclosure, noncompetition or similar contract or agreement with respect to the performance of services for Extreme.

               4.12.3 Extreme has taken reasonable and practicable steps, in accordance with prevailing industry standards, designed to protect, preserve and maintain the secrecy and confidentiality of all material Extreme IP Rights. All officers, employees, and consultants of Extreme have executed and delivered to Extreme an agreement regarding the protection of such proprietary information and the assignment of inventions to Extreme, in the form provided to Snowball and copies of all such agreements executed by all such persons have been delivered to Snowball.

               4.12.4 Section 4.12 to the Extreme Disclosure Schedule contains a
                      ------------
list of all worldwide applications, registrations, filings and other formal actions made or taken pursuant to federal, state and foreign laws by Extreme to secure, perfect or protect its interest in Extreme IP Rights.

               4.12.5 As used herein, the term "Intellectual Property Rights" means, collectively, all worldwide industrial and intellectual property rights, including, without limitation, patents, trademarks, trade dress rights, trade names, service marks, Internet domain names, copyrights, and all applications, registrations and rights pertaining thereto, "moral rights", inventions, trade secrets, know-how, customer lists, software source code and object code, algorithms, architecture, structure, display screens, layouts, development tools and all documentation and media constituting, describing or relating to the above.

          4.13 Compliance with Laws. To the best of Extreme's knowledge has
               --------------------
complied, and is now and at the Closing Date will be in compliance, in all material respects, with all applicable national, state, local or foreign laws, ordinances, regulations, and rules, and all orders, writs, injunctions, awards, judgments, and decrees applicable to it or to its assets, properties and business, including without limitation all environmental, zoning and labor laws and regulations. Extreme holds all permits, licenses and approvals from, and has made all filings with, third parties, including government agencies and authorities, that are necessary in connection with its present business.

          4.14 Employment. To Extreme's knowledge, Extreme is in compliance in
               ----------
all material respects with all applicable laws, agreements and contracts relating to employment, employment practices, wages, hours, and terms and conditions of employment, including, but not limited to, employee compensation matters in each of the jurisdictions in which it conducts business. Section
                                                                    -------
4.14 to the Extreme Disclosure Schedule lists each employee of Extreme and each
----
employment, severance or other similar contract, arrangement or policy, each employee benefit plan (if any) and each plan or arrangement providing for compensation or benefits for employees, consultants or directors which is entered into, maintained or contributed to by Extreme and covers any employee or former employee or consultant or former consultant of Extreme.

          4.15 No Brokers. Neither Extreme nor any of the Shareholders is under
               ----------
any obligation for the payment of any fees or expenses of any investment banker, broker or finder in connection with the origin, negotiation or execution of this Agreement or in connection with the transactions contemplated hereby.

          4.16 Page View Levels. Exhibit C sets forth the URL and the amount of
               ----------------  ---------
Page Views for each Site, on a Site-by-Site basis, in each of the three (3) completed calendar months preceding the Closing Date. The information regarding those Sites owned by Extreme set forth on Exhibit C is true and complete in all
                                          ---------
respects and, to the knowledge of Extreme, the information concerning those Sites owned by Permitted Affiliates on the Closing Date is true and complete in all respects. In each of the three (3) completed months preceding the Agreement Date, at least sixty-six and two-thirds percent (66 2/3%) of the aggregate amount of Page Views for such month for all Sites have been generated by Sites owned by Extreme and not by its affiliates.

          4.17 Disclosure. To Extreme's knowledge, neither this Agreement, the
               ----------
Extreme Disclosure Schedule nor any of the certificates or documents to be delivered by Extreme and/or the Shareholders to Snowball under this Agreement, taken together, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading.

     5.   REPRESENTATIONS AND WARRANTIES OF SNOWBALL

          Snowball hereby represents and warrants to Extreme that the statements set forth below in this Section 5 are true, correct and complete as of the Agreement Date and will be correct and complete as of the Closing Date:

          5.1  Organization and Good Standing. Snowball is a corporation duly
               ------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted.

          5.2  Power, Authorization and Validity.
               ---------------------------------

               5.2.1 Snowball has the right, power and authority to enter into, execute and perform its obligations under this Agreement and the Snowball Ancillary Agreements. The execution, delivery and performance of this Agreement and the Snowball Ancillary Agreements by Snowball have been duly and validly approved and authorized by all necessary corporate action on the part of Snowball.

               5.2.2 This Agreement and the Snowball Ancillary Agreements are, or when executed by Snowball will be, valid and binding obligations of Snowball, enforceable in accordance with their respective terms, subject to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally, and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

          5.3  Capitalization of Snowball. The authorized share capital of
               --------------------------
Snowball consists entirely of 35,000,000 shares of Common Stock, $0.001 par value, and 15,000,000 shares of Preferred Stock, $0.001 par value, of which 9,990,110 are designated Series A Preferred Stock and 5,000,0000 are designated Series B-1 Preferred Stock. As of the Agreement Date, Snowball had 32,092,054 shares of Common Stock (i) issued and outstanding; (ii) subject to options or warrants to purchase shares of Snowball Common Stock; (iii) issuable upon conversion of shares of outstanding Series A Preferred Stock and Series B Preferred Stock; and (iv) reserved for issuance under Snowball's 1999 Equity Incentive Plan. No other shares of the share capital of Snowball are (or will at Closing be) authorized, issued or outstanding. Except as set forth above and except for the right of first refusal held by certain holders of Snowball's Preferred Stock, there are no Snowball Derivative Securities outstanding.

          5.4  No Violations. Neither the execution and delivery of this
               -------------
Agreement or any Snowball Ancillary Agreement, nor the consummation of the Purchase Transaction or any of the other transactions contemplated hereby or thereby, nor Snowball's discussion or negotiation with Extreme of the Purchase Transaction or any of the other transactions contemplated hereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of: (i) any provision of the Certificate of Incorporation or Bylaws of Snowball as currently in effect; (ii) to Snowball's knowledge, any federal, state, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to Snowball or the assets or properties of Snowball; or (iii) any agreement, contract, commitment or instrument that is material to the business of Snowball.

          5.5  Litigation. There is no action, suit, arbitration, mediation,
               ----------
proceeding, claim or investigation pending against Snowball (or against any officer or director of Snowball) before any court, administrative agency or arbitrator, nor, to the best of Snowball's knowledge, has any such action, suit, proceeding, arbitration, mediation, claim or investigation been threatened. To Snowball's knowledge, there is no basis for any person, firm, corporation or other entity, to assert a claim against Snowball based upon Snowball's entering into this Agreement or consummating the transactions contemplated hereby. There is no judgment, decree, injunction, rule or order of any governmental entity or agency, court or arbitrator outstanding against Snowball.

          5.6  Financial Statements. Attached as Exhibit F are the following
               --------------------              ---------
financial statements of Snowball, which financial statements shall be delivered within one week of the close of this transaction: the audited balance sheet of Snowball at September 30, 1999 (the "Snowball Balance Sheet") and the audited income statements of Snowball for the period ended September 30, 1999 (collectively, the "Snowball Financial Statements"). The Snowball Financial Statements are (a) in accordance with and accurately reflect the books and records of Snowball, (b) are true, correct and complete and fairly present the financial condition of Snowball at the date or date therein indicated and the results of operations for the period or periods therein specified; and (c) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved.

          5.7  Disclosure of Information. Snowball has received or has had full
               -------------------------
access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Extreme Stock to be acquired by Snowball under this Agreement. Snowball further has had an opportunity to ask questions and receive answers from Extreme and its officers and directors regarding the terms and conditions of the Purchase Transaction and to obtain additional information (to the extent Extreme possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Snowball or to which Snowball had access.

          5.8  Investment Experience. Snowball understands that the acquisition
               ---------------------
of the Extreme Stock involves substantial risk. Snowball has experience as an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment in the Extreme Stock and has such knowledge and experience in financial or business matters that Snowball is capable of evaluating the merits and risks of this investment in the Extreme Stock and protecting its own interests in connection with this investment.

          5.9  Investment Representations. Snowball hereby agrees, represents
               --------------------------
and warrants as follows:

               (a)  Acquisition for Own Account. The Extreme Stock to be
                    ---------------------------
acquired by Snowball hereunder will be acquired only for investment for Snowball's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act, and Snowball has no present intention of selling, granting any participation in, or otherwise distributing the same. Snowball has not been formed for the specific purpose of acquiring the Extreme Stock.

               (b)  Restricted Securities. Snowball understands that the shares
                    ---------------------
of the Extreme Stock are characterized as "restricted securities" under the Securities Act inasmuch as they are being acquired directly or indirectly from the issuer or an affiliate of the issuer in a transaction or chain of transactions not involving a public offering and that under the Securities Act and applicable regulations thereunder such securities may be resold without registration under the Securities Act only in certain limited circumstances.

               (c)  Legends. Snowball understands and agrees that the
                    -------
certificates evidencing the Extreme Stock will bear the legend set forth below and any legend required by state securities laws, in addition to any legend required by the Articles of Incorporation or Bylaws of Extreme and by any agreement between the issuer and the holder thereof:

                    (i) THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, PLEDGED, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT IN

ACCORDANCE WITH SUCH ACT AND THE RULES AND REGULATIONS THEREUNDER AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAW.

          5.10 No Brokers. Snowball is not under any obligation for the payment
               ----------
of any fees or expenses of any investment banker, broker or finder in connection with the origin, negotiation or execution of this Agreement or in connection with the transactions contemplated hereby.

          5.11 Disclosure. To Snowball's knowledge, neither this Agreement nor
               ----------
any of the certificates or documents to be delivered by Snowball under this Agreement, taken together, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading.

     6.   SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

          6.1  Survival of Representations. Subject to Section 6.2(b) below,
               ---------------------------             --------------
all representations, warranties and covenants of Extreme, Snowball and the Shareholders contained in this Agreement shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any party, only until that date which is one (1) year following the Closing Date, provided that there shall be no limit with respect to claims arising out of a
--------
representation or warranty that a Shareholder knew at the Closing Date was false or a Shareholder's fraud, or and claims arising under Sections 3.3, 4.7, 4.9,
                                                      ------------  ---  ---
and 4.12.
    ----

          6.2  Agreements to Indemnify. Each of the Shareholders hereby agrees
               -----------------------
to indemnify and hold harmless Snowball and its officers, directors, agents and employees and each person, if any, who controls or may control Snowball within the meaning of the Securities Act (hereinafter referred to collectively as "Indemnified Persons") from and against any and all Indemnified Losses. For purposes of this Agreement, "Indemnified Losses" means all claims, demands, actions, causes of actions, losses, costs, damages, liabilities and expenses including, without limitation, reasonable legal fees:

               (a) Arising out of any misrepresentation or breach of or default in connection with any of the representations or warranties given or made by such Shareholder in Section 3 of this Agreement or any certificate, instrument, or agreement delivered at Closing by or on behalf of such Shareholder pursuant hereto; or

               (b) Resulting from any failure of any such Shareholder to have good, valid and marketable title to the issued and outstanding Extreme Stock held by such Shareholder, free and clear of all liens, claims, pledges, options, adverse claims, assessments or charges of any nature whatsoever; or

               (c) Arising out of any misrepresentation or breach of or default in connection with any of the representations, warranties and covenants given or made by Extreme in this Agreement or any certificate, instrument, or agreement delivered at Closing by or on behalf of Extreme pursuant hereto (other than with respect to changes in the truth or accuracy of the representations and warranties under this Agreement after the date hereof if Extreme has advised Snowball of such changes in an update to the Extreme Disclosure Schedule delivered prior to the Closing and Snowball has nonetheless proceeded with the Closing).

The liability of the Shareholders under clauses (a) and (b) above will be several and not joint. The liability of the Shareholders under clause (c) above will be joint and several.

          6.3  Limitations on Indemnification. Anything contained in this
               ------------------------------
Agreement to the contrary notwithstanding: (a) Shareholders shall not be liable for any claim for indemnification asserted by any Indemnified Person or by any party pursuant to any provision of this Agreement after the first (1st) anniversary date of the Closing; (b) Shareholders' aggregate liability for such indemnification claims under this Agreement shall not exceed the aggregate Purchase Price received or receivable by such Shareholder (and Snowball may, in addition to all other remedies, set off any amounts due from any Shareholder on account of an Indemnified Loss against the unpaid balance of such Shareholder's Promissory Note and unpaid share of the Contingent Amount); and (c) Shareholders shall not become liable for any such indemnification claims under this Agreement unless and until the aggregate of all such claims exceeds Fifty Thousand Dollars ($50,000.00), and then only to the extent of such excess over $50,000.00 and up to the amount limitation in Section 6.3(b) above in the aggregate. The
                            --------------
limitations of this Section 6.3 shall apply to all claims for indemnification
                    -----------
under this Agreement except: (x) claims arising out of a representation or warranty that a Shareholder knew at the Closing Date was false or a Shareholder's fraud; and (y) claims arising under Sections 3.3, 4.7, 4.9, and
                                                  ------------  ---  ---
4.12.
----

          6.4  Exclusive Remedies. Anything contained in this Agreement to the
               ------------------
contrary notwithstanding, the indemnification rights set forth in this Article
                                                                       -------
6, all of which are subject to the terms, limitations, and restrictions of this
Article 6, shall be the exclusive remedy after Closing for monetary damages
---------
sustained by the Indemnified Persons as a result of a breach of a representation, warranty, covenant, or agreement under this Agreement.

          6.5  Notice of Claim.
               ---------------

               (a) As used herein, the term "Claim" means a claim for indemnification under Section 6.2 hereof made by Snowball or any Indemnified Person against any Shareholder based upon any alleged Indemnified Loss including, without limitation, an Indemnified Loss related to a Third-Party Claim. The term "Third-Party Claim" means a written claim, written demand or other formal or informal written complaint, whether or not perfected, made by a third party against Snowball or any Indemnified Person causing or threatening such person with liability which would give rise to an Indemnified Loss.

               (b) Promptly upon becoming aware of any Claim, Snowball will give the Shareholder Representative written notice of such Claim hereof (the "Notice of Claim"), containing the following information: (i) a brief description in reasonable detail of the facts of the Claim, including the identity and address of any third-party who has asserted a Third-Party Claim against Snowball (if known to Snowball) and copies of any demand or complaint asserting such Third-Party Claim; and (ii) Snowball's statement of the amount of damages claimed, and if in connection with a Third-Party Claim, based on facts alleged in such Third-Party Claim which, if true, would give rise to damages as an Indemnified Loss or Snowball's good faith estimate thereof ("Alleged Damages"). Snowball may give a Notice of Claim at any time on or prior to the close of the period specified in Section 6.3(a), and no Notice of Claim may be given after the close of such period. No delay on the part of Snowball or any Indemnified Person in giving the Shareholder Representative a Notice of Claim prior to the close of such period shall relieve any Shareholder from the indemnity obligations under this Section 6 unless (and then only to the extent) that such Shareholder is materially prejudiced by such delay.

          6.6  Allowance and Payment of Claims. If, within thirty (30) days of
               -------------------------------
receipt of a Notice of Claim, the Shareholder Representative does not object to the Notice of Claim in writing delivered to Snowball, then the Notice of Claim shall be deemed an "Allowed Claim" and Snowball may obtain payment of the Alleged Damages stated therein, first by setting off against any outstanding
                                -----
balances on the Promissory Notes, second, by setting off against any then earned
                                  ------
but unpaid Contingent Amount or against any Contingent Amount which thereafter becomes an earned Contingent Amount as provided in Section 2.4 hereof, and lastly, against the Shareholders to the extent permitted in Section 6.3. If Snowball sets off against the outstanding balance of outstanding Promissory Notes as set forth in this Section 6.6, Snowball shall promptly send a notice to the Shareholders of such set-offs, and Snowball not be required thereafter to deliver for the account of any Shareholder any additional Conditional Amount or other Purchase Price amount earned under this Agreement until such time as such Shareholder's Promissory Note the Promissory Notes have been returned by such Shareholder and, if any remaining balance is outstanding thereon, reissued to reflect such set-off.

          6.7  Resolution of Disputed Claims. If the Shareholder Representative
               -----------------------------
does object to the Notice of Claim within the time allowed in Section 6.6, the Shareholder Representative and Snowball shall resolve the dispute regarding allowance and payment of the Claim, if not earlier settled between them, by means of binding arbitration in San Francisco, California pursuant to the rules and regulations of the American Arbitration Association then in effect. The arbitration may be demanded at any time after the expiration of the thirty-day period referred to in Section 6.6 by either Snowball or the Shareholder Representative and shall be conducted before a panel of three (3) arbitrators having experience in commercial disputes involving technology companies, one (1) of which shall be appointed by Snowball, one (1) of which shall be appointed by the Shareholder Representative and the third of which shall be appointed by the other two arbitrators. The parties shall work cooperatively with the arbitrators to resolve the dispute in an expeditious manner. The arbitrators shall (i) establish procedures so that the hearing on the merits of the dispute shall be concluded within ninety (90) days of the demand of either party for arbitration, unless Snowball and the Shareholder Representative otherwise agree, (ii) permit and reasonably limit the scope of discovery to be conducted by the parties in preparing for the hearing on the merits, (iii) follow the substantive law chosen by the parties in Section 7.1 of this Agreement for the interpretation of this agreement and the resolution of disputes arising under it and (iv) render their decision in writing, within sixty (60) days after completion of the hearing on the merits of the dispute. Costs of arbitration (but not attorneys fees or costs for the Shareholders or the Shareholder Representative) shall be paid initially by Snowball, but the arbitrators shall award to the prevailing party both the costs of arbitration and the attorneys fees and costs reasonably incurred by the prevailing party in the arbitration. Judgment upon any award rendered by the arbitrators may be entered in and enforced before any court having jurisdiction. Notwithstanding any other provision of this Agreement, if any timely filed Claim involves a Third-Party Claim in which litigation or arbitration is pending between Indemnified Parties and the third-party, resolution of the Claim may await resolution of such litigation and Snowball may withhold payment on the Promissory Notes or payment of earned Contingent Amount until such time as such underlying litigation is resolved and the Claim against the Shareholders by the Indemnified Person(s), if then disputed, is thereafter resolved as provided in this Section 6.7.

          6.8  Shareholder Representative; Limitation Of Liability.
               ---------------------------------------------------

               (a) Each Shareholder hereby consents to and approves of the appointment of James U. White, Jr. his or her agent and attorney-in-fact to give and receive notices and communications including, without limitation, Notices of Claims, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and to comply with orders of courts and awards of arbitrators with respect to such Claims, and to take all actions necessary or appropriate in the judgment of the Shareholder Representative for the accomplishment of the provisions of this Article 6. Such agency may be changed from time to time upon not less than ten (10) days' prior written notice to Snowball by the Shareholders. Notwithstanding anything to the contrary in the foregoing, Remy Arteaga, Barbara Bistrowitz or Al Isaacs may revoke upon not less than 10 days prior written notice his or her appointment of the Shareholder Representative as his or her attorney in fact. The Shareholder Representative may resign upon thirty (30) days notice to the parties to this Agreement. No bond shall be required of the Shareholder Representative, and the Shareholder Representative shall not receive compensation for his services, but shall be reimbursed by the Shareholders for reasonable expenses in performing his duties hereunder. Notices or communications to or from the Shareholder Representative delivered in accordance with Section 7.8 hereof shall constitute notice to or from each of the Shareholders.

               (b) The Shareholder Representative shall not be liable for any act done or omitted hereunder as Shareholder Representative while acting in good faith and in the exercise of reasonable judgment. The Shareholders shall severally indemnify the Shareholder Representative and hold him harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Shareholder Representative and arising out of or in connection with the acceptance or administration of his duties hereunder.

     7.   MISCELLANEOUS

          7.1  Governing Law. The internal laws of the State of California
               -------------
(irrespective of its choice of law principles) will govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto. Except as set forth in Section
6.7 with regard to resolution of disputes concerning Claims to indemnity under
Article 6 hereof, any dispute arising under or in relation to this Agreement shall be resolved in federal or California State court located in San Francisco, California having subject-matter jurisdiction over the dispute, and each party to this Agreement irrevocably consents to the personal jurisdiction in such court and waives any objection to venue and any argument of forum non conveniens or similar doctrine with regard to such venue; provided however, that in the event that litigation is instituted against the Shareholders, such litigation shall only be instituted in the United States District Court, Western District of Oklahoma; and provided further however, that once litigation is commenced as set forth above, counter-claims or cross-claims may be instituted, at the option of the counter-claimant or cross-claimant, in the court in which such litigation is pending. The internal laws of the State of California (irrespective of its choice of law principles) will govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

          7.2  Assignment; Binding Upon Successors and Assigns. No party hereto
               -----------------------------------------------
may assign any of its rights or obligations hereunder without the prior written consent of the other parties hereto. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          7.3  Severability. If any provision of this Agreement, or the
               ------------
application thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

          7.4  Counterparts. This Agreement may be executed in any number of
               ------------
counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument.

          7.5  Other Remedies. Except as otherwise provided herein, any and all
               --------------
remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy will not preclude the exercise of any other.

          7.6  Amendment and Waivers. Any term or provision of this Agreement
               ---------------------
may be amended prior to the Closing by the written consent of Snowball, Extreme and those Shareholders collectively holding at least seventy-five percent (75%) of the then outstanding Extreme Stock, and, after the Closing by Snowball and the Shareholders (or their successors in interest) who immediately prior to the Closing held a majority of the Extreme Stock. Notwithstanding the foregoing, the consent of a Shareholder shall be required for any amendment or waiver of this Agreement which materially increases either such Shareholder's obligations or diminishes such Shareholder's rights under this Agreement (other than on a pro rata basis). The observance of any term, condition or provision of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby or for whose benefit such condition was provided except that a waiver on behalf of the Shareholders need be signed by the Shareholders collectively holding at least a majority of the then outstanding Extreme Stock. In addition, at any time prior to the Closing, the Shareholders (acting by written consent of the holders of a majority of the Extreme Stock) and each of Extreme and Snowball (by action taken by its respective Board of Directors) may, to the extent legally allowed: (i) extend the time for the performance of any of the obligations or other acts of the other; (ii) waive any inaccuracies in the representations and warranties made to it contained herein or in any document delivered pursuant hereto; and (iii) waive compliance with any of the agreements or conditions for its benefit contained herein. The failure of any party to enforce any of the provisions hereof will not be construed to be a waiver of the right of such party thereafter to enforce such provisions or any other provisions.

          7.7  Expenses. Each party hereto will pay its respective fees and
               --------
expenses of its own attorneys, accountants, investment bankers, advisors and other professionals incurred in connection with this Agreement and the transactions contemplated hereby.

          7.8  Notices. All notices and other communications required or
               -------
permitted under this Agreement will be in writing and will be either hand delivered in person, sent by telecopier, sent by certified or registered first class mail, postage pre-paid, or sent by internationally recognized express courier service. Such notices and other communications will be effective (i) upon receipt if hand delivered or sent by telecopier, (ii) five (5) days after mailing if sent by mail, and (iii) one (1) business day after dispatch if sent by express courier, to the following addresses, or to such other addresses or fax number as any party may notify the other parties in accordance with this
Section 7.8:

               (i)   If to Snowball:
                     --------------

                     Snowball.com, Inc.
                     250 Executive Park Boulevard, Suite 4000
                     San Francisco, CA 94134
                     Attention: President
                     Fax Number: 415-508-2001

               with a copy to:
               --------------

                     Fenwick & West LLP
                     875 Battery Street, Suite 1500
                     San Francisco, CA 94111
                     Attention: Robert B. Dellenbach, Esq.
                     Fax Number: (415) 281-1350

               (ii)  If to a Shareholder: to such Shareholder's address on
                     -------------------
                     Exhibit A:
                     ---------

               (iii) If to the Shareholder Representative:
                     ------------------------------------

                     James U. White, Jr., Esq.
                     White, Coffey, Galt & Fite, P.C.,
                     6520 North Western, Suite 300
                     Oklahoma City, Oklahoma 73116
                     Fax Number: (405) 840-9890

               with a copy to:
               --------------

                     Mr. Matthew Myers

                     4444 N. Classen
                     Oklahoma City, OK 73118
                     Fax Number: 405-557-1171

                     and
                     ---

                     Mr. Robert Gruenewald
                     4444 N. Classen
                     Oklahoma City, OK 73118
                     Fax Number: 405-557-1171

                     and

                     Mr. Remy Arteaga
                     401 2nd Ave. Apt. 25B
                     New York, NY 10010
                     Fax Number: 212-779-2126

          7.9  Construction of Agreement. This Agreement has been negotiated by
               -------------------------
the respective parties hereto and their attorneys and the language hereof will not be construed for or against any party.

          7.10 Absence of Third Party Beneficiary Rights. No provisions of this
               -----------------------------------------
Agreement are intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, partner, employee, agent, consultant or any party hereto or any other person or entity unless otherwise specifically provided otherwise herein, and, except as so provided, all provisions hereof will be personal solely among the parties to this Agreement; provided that Indemnified Persons may be third party beneficiaries solely with respect to the provisions of Article 6 of this Agreement.
              ---------

          7.11 Public Announcement. At a time consistent with Snowball's
               -------------------
corporate policy, and in any event no later than thirty (30) days after the Closing, Snowball may issue a press release, which is approved by the Shareholder Representative (which approval shall not be unreasonable withheld) announcing the purchase and sale of stock contemplated hereby. Thereafter, Snowball may issue such press releases, and make such other disclosures regarding the transactions contemplated hereby, as it determines are required under applicable securities laws or regulatory rules. Prior to the publication of the press release issued upon execution of this Agreement (unless this Agreement has been terminated), no party hereto shall make any public announcement relating to this Agreement or the transactions contemplated hereby.

          7.12 Entire Agreement. This Agreement, the Exhibits and Schedules
               ----------------
hereto, the Extreme Disclosure Schedule, the Extreme Ancillary Agreements, the Shareholders Ancillary Agreements and the Snowball Ancillary Agreements constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto.

                 [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SNOWBALL.COM, INC.                        EXTREME INTERACTIVE MEDIA, INC.


By: /s/ Mark Jung                         By: /s/ Matt B. Myers
    ----------------------------------        ----------------------------------
    Mark Jung, Chief Executive Officer        Matt B. Myers, President


                                          SHAREHOLDER  (for entities)


                                          ______________________________________
                                                  (print Shareholder name)


                                          By: __________________________________

                                          Name: ________________________________

                                          Title: _______________________________


                                          SHAREHOLDER  (for individuals)


                                          ______________________________________
                                                  (print Shareholder name)


                                          ______________________________________
                                                   (Shareholder signature)


Only for the purposes of Section          SHAREHOLDER REPRESENTATIVE
6 and 7:

                                          ______________________________________


           [SIGNATURE PAGE TO STOCK PURCHASE AND EXCHANGE AGREEMENT]

                               LIST OF EXHIBITS
                                      TO
                     STOCK PURCHASE AND EXCHANGE AGREEMENT

Exhibit A      List of the Shareholders and their Ownership of Extreme Stock

Exhibit B      Stock Power

Exhibit C      Permitted Affiliates and Recent or Estimated Page Views

Exhibit D      Contingent Payments

Exhibit E      Extreme Disclosure Schedule

Exhibit F      Snowball Financial Statements

Exhibit G      Form of Opinion of Counsel to Extreme

Exhibit H      Form of Promissory Note